Exhibit 10.7

            SECOND AMENDMENT TO MASTER LEASE AGREEMENT NO. 8050

This Second Amendment dated August 5, 1993, to Master Lease Agreement No. 8050 dated December 21, 1992, (the "Lease"), is entered into by and between Metasyn, Inc. (the "Lessee") and Dominion Ventures, Inc., (the "Lessor").

WHEREAS, Lessee has requested that additional items be purchased under the Lease.

NOW THEREFORE, the parties hereto agree to amend the lease as follows:

    1. The Funding Expiration Date of June 30, 1993 as set forth in the First Amendment to the Lease, shall be amended to be September 30, 1993.

    2. As an inducement to Lessor to extend the Funding Expiration Date, Lessee shall grant to lessor, in addition to that certain Warrant to purchase 9,365 shares of Lessee's Series A Preferred Stock dated 12/21/92, a Warrant to purchase 1,332 shares of Lessee's Series A Preferred Stock at a price per share of $11.21, substantially in the form attached hereto as exhibit A.

    3. Upon signing of this Amendment, Lessee shall pay to Lessor a commitment fee of $1,000.

    4. Paragraph 34, line 5 of the Lease, beginning "If, for any reason,..." shall be amended to read as follows;

            If for any reason, the total cost to Lessor under the Lease should exceed the Master Leaseline, as specified in the Lease, Lessor shall have the right to purchase from Lessee at a price per share specified in the preceding sentence, an additional number of shares obtained by dividing (i) the product of (a) the amount by which the total cost to Lessor exceeds the Master Leaseline multiplied by
            (b) the total number of shares granted to Lessor by (ii) the Master Leaseline.

Except as specifically provided herein, all terms and conditions of the Lease shall remain in full force and effect, without waiver or modification.

IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed as of the date first written above.

LESSEE:     METASYN, INC.
            By: /s/ Randall B. Lauffer 8/10/93
            Its: CEO

LESSOR:     DOMINION VENTURES, INC. 8/10/93
            By: /s/ Randolph Werner
            Its: CFO